UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 18, 2010

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 18, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Terex Corporation (“Terex” or the “Company”) approved the parameters for the calculation of the bonus under the Terex Corporation 2009 Omnibus Incentive Plan (the “Incentive Plan”) for Ronald M. DeFeo, the Company’s Chairman and Chief Executive Officer, with respect to Terex’s 2010 fiscal year.  Mr. DeFeo’s total bonus target was set at 200% of his base salary.  Half of Mr. DeFeo’s bonus target is based upon quantitative performance measures and the other half is based upon qualitative performance measures.

CEO Quantitative Bonus Targets

The 2010 quantitative financial performance measures focus on two specific areas of financial performance:

•	operating profit performance as described below (weighted as 37.5% of the total bonus target); and
•	generating positive earnings per share, on a fully diluted basis (“EPS”) for the fourth quarter of 2010 (weighted as 12.5% of the total bonus target).

CEO Qualitative Bonus Targets

Mr. DeFeo has a number of qualitative performance measures that will be considered in determining his bonus under the 2010 Plan.  Each of these qualitative measures involves various criteria to determine achievement.  These include his performance in the areas of:

•	Financial Controls, Compliance Leadership and Corporate Responsibility (weighted as 10% of the total bonus target);
•	Management Development and Succession Planning (weighted as 10% of the total bonus target);
•	Operational Improvements (weighted as 10% of the total bonus target); and
•	Terex Positioning for the Future (weighted as 20% of the total bonus target).

2010 Annual Bonus Pool

Under the Incentive Plan, an annual bonus pool for 2010 will be established and funded based on the Company’s operating earnings performance.  If the Company achieves approximately $160 million of operating earnings, the bonus pool would fund at approximately 100% of Mr. DeFeo’s total bonus target, and would be paid out based on the quantitative and qualitative targets set forth above.  If the Company achieves approximately $250 million of operating earnings, the bonus pool would fund at approximately 150% of Mr. DeFeo’s total bonus target, and would be paid out based on the quantitative and qualitative targets set forth above.  If the Company does not generate any operating earnings in 2010, the bonus pool would fund at 30% - 40% of Mr. DeFeo’s total bonus target and would be paid out based solely on achievement of the qualitative targets set forth above.  For operating earnings between the thresholds mentioned above, the bonus pool funding and incentive opportunity for Mr. DeFeo will increase as the amount of operating earnings increases but in no event shall the bonus payout exceed 150% of Mr. DeFeo’s total bonus target.

The table set forth below indicates the correlation between the Company’s operating earnings performance and Mr. DeFeo’s bonus opportunity:

2010 Operating Earnings	2010 Bonus Opportunity for Mr. DeFeo
At or Below $0	$872,000
$10,000,000	$872,000
$40,000,000	$1,150,000
$70,000,000	$1,465,000
$100,000,000	$1,906,000
$130,000,000	$2,256,000
$160,000,000	$2,606,000
$190,000,000	$2,921,000
$220,000,000	$3,236,000
$250,000,000	$3,450,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 22, 2010

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel

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